For Immediate Release

CONTACT:

Investors/Media:	Investors:
Blaine Davis	Jonathan Neely
(484) 216-7158	(484) 216-6645

Media:
Brian O’Donnell
(484) 216-6726

Endo Merger Agreement with NuPathe Terminated

●	Endo congratulates NuPathe on negotiating an improved agreement with Teva and accepts termination fee

MALVERN, Pa. – Jan. 21, 2014 – Endo Health Solutions (Nasdaq: ENDP) today announced that NuPathe Inc. (NASDAQ: PATH) has terminated its merger agreement with Endo.  Endo has received a $5 million termination fee from NuPathe.

“We believe that the agreement NuPathe has signed with Teva is positive news for NuPathe stockholders and as a result we accepted the termination fee and are now proceeding to withdraw our tender offer,” said Rajiv De Silva, president and CEO of Endo.  “We believe our offer represented fair value for NuPathe.  We will remain disciplined in our approach to M&A and will look to deploy capital on other opportunities to create value for our shareholders.”

About Endo

Endo Health Solutions Inc. is a U.S.-based specialty healthcare company with four distinct business segments that are focused on branded and generic pharmaceuticals, devices and services and provide quality products to its customers while improving the lives of patients. Through its operating companies - AMS, Endo Pharmaceuticals, HealthTronics and Qualitest - Endo is dedicated to finding solutions for the unmet needs of patients.

About the Tender Offer

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF NUPATHE.

The solicitation and the offer to purchase shares of NuPathe common stock is being made pursuant to a Tender Offer Statement on Schedule TO that an affiliate of Endo filed with the with the U.S. Securities and Exchange Commission (SEC) on December 23, 2013.  NuPathe also filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer on December 23, 2013.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, are available to all stockholders of NuPathe at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement are available for free at the Commission’s web site at www.sec.gov. Free copies of these materials and certain other offering documents will be made available by the information agent for the offer.

NUPATHE STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

Additional Information and Where to Find It

In addition to the Solicitation/Recommendation Statement, NuPathe files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by NuPathe at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.

Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. NuPathe’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at www.sec.gov.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect Endo’s future financial results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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